EXHIBIT 10.8


                              DISTRIBUTOR AGREEMENT


Agreement between INVU Services Limited (hereby referred to as INVU) and

Company Name:  Millennium Three Solutions Ltd (hereby referred to as MTS)



Date: 11/06/99

OVERVIEW

INVU Services Limited is pleased to appoint MTS as a distributor with effect from 11/05/99. This appointment is for the INVU range of products as specified in appendix A.

This appointment entitles MTS to represent itself as an authorized distributor for INVU Services Limited and an authorized distributor of the relevant INVU range, the territory to exclusively and solely cover Ireland, Germany, Scandinavia (Sweden, Norway, Finland) and non-exclusively in the United States of America and Italy.

In accordance with this appointment, MTS agrees to use all reasonable endeavors to promote and sell the INVU range of products.

TERMS

1. INVU Services Limited grants, and MTS accepts, this exclusive appointment as an authorized distributor for the specified product(s) from INVU Services Limited for a period of 12 months from 11/05/99, renewable on termination for a further 12 month period, subject to agreement from both parties.

2. MTS agrees to provide qualified and competent sales and marketing staff, and to use all reasonable endeavors to maximize the sales opportunities for the INVU range.

3. INVU Services Limited agrees to pass sales leads from the territory to MTS. INVU Services Limited also agrees to inform MTS regarding trade shows, promotional material, press releases and other relevant marketing materials and activities in a timely fashion. MTS undertakes to advise INVU Services Limited on a monthly basis as to the progress and follow up of all leads and customers contacts relevant to INVU Services Limited products. MTS also undertakes to provide a 90 day rolling forecast of business relevant to INVU Services Limited. Prior to commencement of this Agreement, INVU Services Limited and MTS will agree a 12 month forecasted sales plan and appropriate stocking levels.



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4.   All normal quantities of sales literature, marketing materials and the like where available. required in the normal course of business for promoting, selling and marketing of products from INVU Services Limited will be supplied free of charge.

5. MTS must ensure at all times that it employs technical and sales staff which are reasonably sufficient to fulfil sales and business plans and provide high levels of service to the customer.

6. MTS will provide a first line support service to all its clients of INVU Services Limited products. This service will handle the initial customer call, and resolve any issues which could normally expected to be resolved by staff of reasonable technical competence. INVU Services will not handle support calls from MTS client directly.

7. INVU Services will provide second line support and will implement a web site service for access to new releases, bug clearances and technical updates.

8. INVU Services Limited retains the right to charge MTS for support and management time spent in answering support calls and onsite visits which should have been resolved by MTS staff. Standard INVU Services Limited charging rates are available on request.

9. MTS will provide details of all sales of INVU Services Limited products. Including sales value, customer name, number of licences and support contracts. INVU Services Limited agrees to keep confidential all such information during the course of this Agreement.

10. MTS will maintain a working demonstration system for the nominated INVU Services Limited products at all times. INVU Services Limited will provide demonstration software free of charge. INVU Services Limited undertakes during the continuation of this agreement to maintain the software content of the demonstration product to the latest specification at all times at no additional cost to MTS. It is the responsibility of MTS to provide, at their own cost, whatever hardware that is necessary to run the demonstration configuration.

11. Product supplied to MTS by INVU Services Limited will be at 50% discount from INVU Services Limited's' published UK recommended retail price list.

12. As an exclusive distributor MTS must achieve minimum spend with INVU Services Limited as specified in appendix B. This achievement will be reviewed monthly between MTS and INVU Services Limited and failure to achieve minimum levels may lead to suspension of the contract and/or loss of exclusivity. However, such suspension or loss of exclusivity will be subject to INVU Services Limited giving 30 days notice to MTS in order to give opportunity to MTS to achieve spend levels.

13. Payment for all INVU Services Limited products shall be made prior to shipment.



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14.  INVU  Services  Limited  reserves  the  right to amend the  United  Kingdom recommended retail price list at any time subject to 30 days notice in writing.

15. INVU Services Limited may be approached directly for OEM level agreements. INVU Services reserve the right to supply the products directly to such OEM's subject to proper discussions with MTS.

16. The products at all times remain the intellectual property of INVU Services Limited and source code and any amendments thereto remain the sole property of INVU Services Limited. Unless otherwise agreed in writing on a case by case basis, MTS shall not copy or replicate the products. In addition, MTS shall procure that any third parties, customers, employees and/or contractor agree in writing to acknowledge ownership of the software and products.

17. MTS whilst enjoying exclusivity agree not to provide any products or services which compete directly or indirectly with the product range set out in appendix A.

18. Neither party shall be liable to the other party for any special, consequential and/or economic losses, damages and/or claims howsoever caused.

19. This agreement shall be governed and construed in accordance with the laws of England.


FOR AND ON BEHALF OF                       FOR AND ON BEHALF OF MTS
INVU SERVICE LIMITED

Signature                                  Signature
          -------------------------                    -------------------------

Name                                       Name
          -------------------------                    -------------------------

Position                                   Position
          -------------------------                    -------------------------

Date                                       Date
          -------------------------                    -------------------------




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APPENDIX A - INVU SERVICES LIMITED PRODUCTS COVERED BY THIS
AGREEMENT


INVU SOLO
INVU PRO
INVU PRO (Network Edition)
INVU Viewsafe
INVU Webfast


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APPENDIX B - MTS SPEND ACHIEVEMENT





                                      TOTAL
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Quarter 1
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Quarter 2
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Quarter 3
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Quarter 4
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